                                                                    EXHIBIT 10.4


                      FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 13, 1996 (this "Amendment"), is among AETNA INDUSTRIES, INC., a Delaware corporation, and successor by merger to Aetna Industries, Inc., a Michigan corporation (the "Company"), the guarantors set forth on the signature pages hereof (collectively, the "Guarantors"), the banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

     A. The Company, the Guarantors, the Agent and the Banks are parties to a Credit Agreement dated as of May 2, 1996 (as now and hereafter amended, the "Credit Agreement").

     B. As of the date hereof, MS Acquisition Corp., a Delaware Corporation and the parent of the Company ("MS"), has effected a number of transactions resulting in a recapitalization of MS (such transactions collectively, the "Recapitalization").

     C. In connection with the Recapitalization, the Company and the Guarantors desire to amend the Credit Agreement, and the Agent and the Banks are willing to do so in accordance with the terms hereof.

                                     TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows:

     1.1 The following new definitions are hereby added to Section 1.1 in appropriate alphabetical order:

     "Applicable Margin" shall mean, with the respect to any Eurodollar Rate Loan, Floating Rate Loan, commitment fees payable under Section 2.3(a) or letter of credit fees payable pursuant to Section 2.3(b)(i), as the case may be, the applicable margin set forth in the table below based on the Funded Debt Ratio, as adjusted on the first day of each fiscal quarter based on the Funded Debt Ratio as of the last day of the fiscal quarter immediately preceding the fiscal quarter most recently ended, provided that the Applicable Margin in effect on the first day of any Eurodollar Interest Period for any Eurodollar Rate Loan shall remain in effect for the entire Eurodollar Interest Period and, notwithstanding anything herein to the contrary, upon or during the continuance of any

Event of Default the Applicable Margin shall be based on the highest possible Applicable Margin described in the table below, regardless of the Funded Debt
Ratio:




                      Applicable Margin (expressed in basis points)
- ---------------------------------------------------------------------------
                                                                  Letter of
  Funded Debt          Eurodollar     Floating     Commitment      Credit
     Ratio             Rate Loan     Rate Loan        Fee        Commission
- ---------------------------------------------------------------------------
>4.5:1.0 < = 5.0:1.0     275.00       125.00         50.00         275.00
>4.0:1.0 < = 4.5:1.0     225.00        75.00         50.00         225.00
>3.5:1.0 < = 4.0:1.0     200.00        50.00         50.00         200.00
>3.0:1.0 < = 3.5:1.0     175.00        25.00         37.50         175.00
>2.5:1.0 < = 3.0:1.0     150.00         0.00         25.00         150.00
>2.0:1.0 < = 2.5:1.0     125.00         0.00         25.00         125.00
   < = 2.0:1.0           100.00         0.00         25.00         100.00

     "Change of Control" means the occurrence of any event or transaction or series of related transactions in connection with or as a consequence of which
(i) prior to a registered initial public offering of the Common Stock of the Company, MS (directly or indirectly) or Holdings shall cease to own 100% of the Company's outstanding Capital Stock, clear of any Liens; (ii)(A) prior to a registered initial public offering of the Common Stock of MS or Holdings, the CVC Investor Group shall cease to own Common Stock of, as the case may be, MS or Holdings, representing not less than 50% of the common equity interest in, as the case may be, MS's or Holding's, Capital Stock (whether voting or non-voting) on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests or
(B) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, the CVC Investor Group shall cease to own Common Stock of, MS, Holdings or the Company, as the case may be, representing not less than 20% of the common equity interest in MS's, Holding's or, as the case may be, the Company's Capital Stock (whether voting or non-voting) on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interest; or (iii) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, any Person (or group of Persons (as such term is used under the Exchange Act) shall own, beneficially or of record, a greater percentage of the common equity interests or total combined voting power of all classes or Capital Stock of MS, Holdings or the Company, as the case may be, than is so owned by the CVC Investor Group. For purposes of this definition, the term "CAPITAL STOCK" of any Person means any and all shares, interests, participations, or other equivalents, (however designated) of its capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock and the term "COMMON STOCK" means, as applicable, the Common Stock, par value $.01, of Holdings and the Common Stock, par value $.01 of the Company and, collectively, the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $0.01 per share, of MS, and, in each case, any Capital Stock issued with respect thereto in a stock consolidation, reclassification or recapitalization.

     "CVC"  shall mean Citicorp Venture Capital, Ltd.

     "CVC Investor Group" means (i) CVC, (ii) Citicorp and any direct or indirect wholly owned subsidiary of Citicorp; (iii) any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, and any spouse or lineal descendant (including by adoption and stepchildren) of any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp and any trust, corporation or partnership the majority in interest of the beneficiaries, stockholders or partners of which consists of employees, officers or directors of CVC, Citicorp or any wholly owned subsidiary of Citicorp provided that none of the Persons listed in the preceding provisions of this subclause (iii) shall be included as members of the CVC Investor Group unless CVC owns at least a majority of the Common Stock of MS or, if applicable, Holdings, owned by CVC and all of such Persons, taken together.

     "First Amendment" shall mean the First Amendment to Credit Agreement dated as of August 13, 1996 among the Company, the Guarantors, the Banks and the Agent.

     "First Amendment Effective Date" shall mean the effective date of the First Amendment.

     "Fixed Rate Loan" shall mean any Eurodollar Rate Loan or any Negotiated Rate Loan.

     "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin plus (b) the greater of (i) the Prime Rate in effect from time to time, and (ii) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

     "Holdings" shall mean Aetna Holdings, Inc., a Delaware corporation.

     "Interest Period" shall mean any Eurodollar Interest Period or any Negotiated Interest Period.

     "Negotiated Rate" shall mean, with respect to any Negotiated Rate Loan, the rate per annum agreed upon between the Company and the Banks at the time such Negotiated Rate Loan is made.

     "Negotiated Interest Period" shall mean, with respect to any Negotiated Rate Loan, the period commencing on the day such Negotiated Rate Loan is made or converted to a Negotiated Rate Loan and ending on the date agreed upon between the Company and the Banks at the time such Negotiated Rate Loan is made, and each subsequent period commencing on the last day of the immediately preceding Negotiated Interest Period and ending on the date agreed upon between the Company and the Banks at the time such Negotiated Rate Loan is elected to be continued as a Negotiated Rate Loan by the Company under Section 2.4 or 2.7, provided, however, that no Negotiated Rate Interest Period which would end after the Termination Date shall be permitted.

     "Negotiated Rate Loan" shall mean any Loan which bears interest at the Negotiated Rate.
     "Recapitalization Agreements" shall mean: (i) the Recapitalization and Stock Purchase Agreement by and among MS, the Stockholders of MS and CVC Dated as of the date hereof; (ii) the Stock Purchase Agreement, by and among MS, the Stockholders of MS, the Management Holders of MS and Holdings, Dated as of the date hereof; and (iii) the Stockholders Agreement among MS and its Stockholders Dated as of the date hereof.

     "Senior Notes" shall mean the 11 7/8% Senior Notes due 2006 issued by the Company in the original aggregate principal amount of $85,000,000 and issued pursuant to the Senior Note Indenture.

     "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and all instruments, agreements and documents executed in connection therewith at any time.

     "Senior Note Debt" shall mean all present and future indebtedness, obligations and liabilities outstanding pursuant to the Senior Note Documents including, without limitation, any senior notes due 2006 issued by the Company in an original principal amount of $85,000,000 for which the Senior Notes are exchangeable pursuant to a registered exchange offer effectuated by the Company pursuant to the Registration Rights Agreement (as defined in the Senior Note Indenture) and the guaranties of the Senior Notes by each of MS, Holdings and Export.

     "Senior Note Indenture" shall mean the indenture dated as of August 1, 1996 by and among the Company, MS, Holdings, Export and Norwest Bank Minnesota, N.A., as trustee, as the same may be amended from time.

     "Solvent" when used with respect to any person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such person will, as of such date, exceed the amount of all "liabilities of such person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such person will, as of such date, be greater than the amount that will be required to pay the liability of such person on its debts as such debts become absolute and matured, (c) such person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

     1.2 The definition of "Applicable Eurodollar Rate Margin" contained in
Section 1.1 is hereby deleted, and any reference in the Credit Agreement to "Applicable Eurodollar Rate Margin" shall be deleted and "Applicable Margin" shall be substituted in each place thereof.

     1.3 The definitions of Borrowing Base, Guarantor, Interest Payment Date, Overdue Rate and Termination Date contained in Section 1.1 are each hereby restated, respectively, as follows:

     "Borrowing Base" shall mean, as of any date, the sum, without duplication, of (a) an amount equal to 85% of the value of Eligible Accounts Receivable plus
(b) an amount equal to 60% of the value of Eligible Inventory, plus (c) an amount equal to 50% of Eligible Fixed Assets plus (d) an amount equal to 50% of Eligible Tooling Inventory not to exceed $5,000,000.

     "Guarantor" shall mean Export, Holdings, MS and each Subsidiary of the Company and each person otherwise becoming a Subsidiary of the Company, or otherwise entering into a Guaranty from time to time.

     "Interest Payment Date" shall mean (a) with respect to any Fixed Rate Loan, the last day of each Interest Period with respect to such Fixed Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each month occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

     "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Fixed Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

     "Termination Date" shall mean the earlier to occur of (a) August 13, 2001 and (b) the date on which the Commitment shall be terminated pursuant to
Section 2.2 or 6.2.

     1.4 The definition of "Interest Expense" contained in Section 1.1 is amended by adding the following after the end of the parenthetical on line 3 of page 9 of the Credit Agreement: "and all dividends and other distributions on any preferred capital stock of the Company" and by adding the following after the words "promissory notes" appearing in the penultimate line of such definition and dividends and other distributions on any preferred capital stock of the Company which is not paid in cash or cash equivalents.

     1.5 Clause (b) of the definition of "Interest Coverage Ratio" in Section
1.1 is restated as follows:

          (b) Interest Expense as calculated for the four consecutive fiscal quarter period most recently ended, provided that (i) the Interest
     Expense calculated for the fiscal quarter ending September 30, 1996 shall be calculated on a pro forma basis acceptable to the Agent as if the Senior Notes and all transactions contemplated pursuant thereto, including without limitation the issuance of any Subordinated Debt and preferred stock of the Company, was incurred at the beginning of such fiscal quarter and (ii) the amount determined pursuant to this clause (b) for the four consecutive fiscal quarter period ending (A) September 30, 1996 shall be deemed to be an amount equal to four times the Interest Expense for the fiscal quarter ending September 30, 1996, (B) December 31, 1996 shall be deemed to be an amount equal to two times the Interest Expense for the two consecutive fiscal quarters of the Company ending December 31, 1996, and
     (C) March 31, 1997 shall be deemed to be an amount equal to four-thirds times the Interest Expense for the three consecutive fiscal quarters of the Company ending March 31, 1997.

     1.6 Reference in Section 2.3 (a) to "one-half of one percent (1/2%) per annum" shall be deleted and "Applicable Margin" shall be substituted in place thereof.

     1.7 Reference in Section 2.3(b)(i) to "one and three quarters percent (1 3/4%) per annum" shall be deleted and "Applicable Margin" shall be substituted in place thereof.

     1.8 The first sentence of Section 2.4(a) is restated as follows: "The Company shall give the Agent notice of its request for each Advance in substantially the form of Exhibit D hereto not later than 10:00 a.m. Detroit time (i) four Eurodollar Business Days prior to such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) one Business Day prior to the date such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan, Negotiated Rate Loan, Floating Rate Loan or Letter of Credit Advance is requested and, in the case of each requested Fixed Rate Loan, the Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent."

     1.9 Section 2.7 is restated as follows:

          2.7 Subsequent Elections as to Loans.  The Company may elect
     (a) to continue a Fixed Rate Loan of one type, or a portion thereof, as a Fixed Rate Loan of the then existing type or (b) may elect to convert a Fixed Rate Loan of one type, or a portion thereof, to a Loan of another type or (c) elect to convert a Floating Rate Loan, or a portion thereof, to a Fixed Rate Loan, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit
     E hereto not later than 10:00 a.m. Detroit time four Eurodollar
     Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 10:00 a.m. Detroit time one Business Day prior to the Date such continuation or conversion is to be effective in all other cases, provided that an outstanding Fixed Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan or a Negotiated Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Banks. If the Company shall not timely deliver such a notice with respect to any outstanding Fixed Rate Loan, the Company shall be deemed to have elected to convert such Fixed Rate Loan to a Floating Rate Loan on the last day of the then current Interest Period with respect to such Loan.

     1.10 Section 2.9 is restated as follows:

          2.9 Minimum Amount; Limitation on Number of Loans; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant to Section 3.1(c) or Section 3.8, each Floating Rate Loan and each prepayment thereof shall be in a minimum amount of $100,000 and in integral multiples of $10,000, each Letter of Credit Advance shall be in a minimum amount of $100,000, and each Fixed Rate Loan and each continuation or conversion thereof and each prepayment thereof shall be in a minimum amount of $1,000,000 and in an integral multiple of $250,000.

     1.11 Section 2.11 is hereby amended by: (i) adding the words "and Holdings" before the period at the end of Section 2.11(b); (ii) adding the parenthetical phrase "(other than real property)" before the period at the end of Section 2.11(d); and (iii) adding the following as a new paragraph at the end of Section 2.11: "The Agent, on behalf of itself and the Banks, acknowledges and agrees that, notwithstanding any provision to the contrary in this Credit Agreement or any Loan

Document, it does not currently hold a perfected security interest in the capital stock of the Company. MS and Holdings each represent and warrant that, other than the existing pledge agreement dated March 3, 1989 under which MS pledged the stock of the Company (as then incorporated in Michigan) to the Company (which pledge agreement will not be modified) and the related Note Assignment Agreement dated May 2, 1992 between the Company and the Agent, to which the Agent's acknowledgment and agreement in the preceding sentence in part refers, they have not granted any Lien on any of their assets (whether real, personal or otherwise, and including without limitation any capital stock owned by either of them), and agree that they will not at any time grant any Liens on any of their assets, whether now or hereafter acquired. MS and Holdings each further represent and warrant that no agreement or document prohibits or would be defaulted by the granting of any Liens by MS or Holdings in favor of the Agent hereunder and agree that they will not enter into any agreement which would prohibit or be defaulted by the granting of such Liens."

            1.12 Each reference in Section 3.1(b), 3.7(a) and 3.9 to "Eurodollar Rate Loan" and "Eurodollar Interest Period" shall be deleted and "Fixed Rate Loan" and "Interest Period" respectively, shall be substituted in each place thereof.

             1.13 Section 3.2 is amended by adding the following new clause
(c) after clause (b) contained in Section 3.2: "(c) during such periods as such Loan is a Negotiated Rate Loan, the Negotiated Rate applicable to such Loan for each related Negotiated Interest Period." Additionally, reference in
Section 3.2 to "paragraphs (a) and (b)" shall be deleted and "paragraphs (a),
(b) and (c)" shall be substituted in place thereof.

            1.14 Section 4.10 is amended by adding the words "owned by them" after the words "real property" in the third line of Section 4.10.

            1.15 Section 4.12 is amended by adding the words "Except as disclosed on Schedule 4.12," to the beginning of the text of Section 4.12.

            1.16 Section 4.17 is restated as follows:

                 4.17 Other Debt.  All agreements, instruments and documents relating in any way to any Subordinated Debt, the Senior Note Debt or any preferred stock of the Company, and all scheduled payments thereon, are described on Schedule 1.1 hereto, and accurate and complete copies thereof have been delivered to the Agent. All Advances, all liabilities pursuant to any Hedging Contracts and all other present and future indebtedness, obligations and liabilities owing by the Company to the Agent or any of the Banks under the Loan Documents constitute Senior Debt as defined in the Subordinated Debt Documents. All representations and warranties contained in the Subordinated Debt Documents and the Senior Note Indenture are true and correct and there is no default or event or condition which with notice or with lapse of time could become a default under the Subordinated Debt Documents or the Senior Note Documents. After giving effect to all transactions contemplated by the Subordinated Debt Documents and the Senior Note Documents, including without limitation the incurrence of Senior Note Debt, the Company is, and will at all times thereafter be, Solvent.

            1.17 Section 5.1(a) is amended by adding the following parenthetical phrase after the word "existence" and before the comma in the second line thereof: "(provided that the Company may nonetheless reincorporate as a Delaware corporation and may take whatever actions are necessary to do so)".

            1.18 Section 5.2(c)(iv) is restated to read as follows: "(iv) Subordinated Debt of the Company or any of its Subsidiaries in aggregate principal amount not to exceed $7,000,000 and Senior Note Debt in aggregate principal amount not to exceed $85,000,000, in each case as reduced from time to time by any payments thereon".

            1.19 Section 5.2(e) is amended by adding the following to the end thereof: "and any merger required to reincorporate the Company as a Delaware corporation".

            1.20 Sections 5.2(h), (j), (k) and (l) are restated, respectively, as follows:

                 (h) Dividends and Other Restricted Payments. Make, pay,
            declare, authorize or distribute directly or indirectly any of the following: (i) any dividend, payment or other distribution in respect of any class of its capital stock, (ii) any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock, (iii) any payment, prepayment or redemption of any Subordinated Debt, whether of principal, interest or otherwise, or any other payment or arrangement or agreement providing for the defeasance of any Subordinated Debt, and (iv) any prepayment or redemption of any Senior Note Debt, whether of principal, interest or otherwise, or any other payment or arrangement or agreement providing for the defeasance of any Senior Note Debt other than required prepayment or redemption payments on the Senior Note Debt as described in the Senior Note Indenture (all of the foregoing described in the above clauses (i), (ii) (iii) and (iv) collectively referred to as "Restricted Payments") other than (A) such dividends, payments or other distributions to the extent payable solely in shares of the capital stock of the Company or to the extent payable solely to the Company by a wholly-owned Subsidiary of the Company, (B) payments on Subordinated Debt solely with promissory notes, and not with cash or cash equivalents, (C) the dividend to Holdings on August 13, 1996 in an aggregate amount not to exceed $12,000,000 made in connection with the Recapitalization, and (D) other Restricted Payments if both of the following conditions are satisfied, both before any such Restricted Payment is made and on a pro forma basis satisfactory to the Agent after giving effect to any such Restricted Payment:(x) no Default or Event of Default shall exist or shall have occurred and be continuing and (y) the Company shall have the ability to borrow at least $2,000,000 in Loans under this Agreement. The Company acknowledges and agrees that this Section 5.2(h) shall be deemed breached and an Event of Default shall be deemed to have occurred 2 Business Days prior to the date any payment of principal, interest or other payment is due on the Subordinated Debt if the Company is unable to comply with this Section 5.2(h) on a proforma basis as of the date such payment is to be made. For purposes of this Agreement, "capital stock" shall include capital stock, whether common, preferred or otherwise, and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities.

                 (j) Transactions with Affiliates.  Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate, other than those shown on Schedule 5.2(j) hereto, except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate. The Company agrees that it will not pay, or allow any Subsidiaries to pay, whether directly or indirectly, any amounts to MS or Holdings pursuant to the management agreement referenced on Schedule 5.2(j) or under any similar agreement or arrangement if any Event of Default exists hereunder or would be caused by any such payment, and MS and Holdings agree not to receive any such payment.

                 (k) Modification of Subordinated Debt and Senior Note Debt.
            Amend or modify, or consent or agree to any amendment or modification of, (i) any Senior Note Document that increases the interest rate, makes the covenants or defaults thereunder more burdensome or shortens any maturity thereunder or (ii) any Subordinated Debt Document, in each case without the prior written consent of the Required Banks.

                 (l) Negative Pledge Limitation.  Enter into any agreement, other than the Senior Notes Indenture as in effect on the First Amendment Effective Date and without giving effect to any subsequent amendment or modification thereof, with any person other than the Banks, which prohibits or limits the ability of the Company or any Guarantor to create, incur, assume or suffer to exist any lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

     1.21 The following is hereby added to end of Section 5.2(o): "In addition to the foregoing, any covenants, terms, conditions or defaults in the Subordinated Debt Documents or in the Senior Note Documents not substantially provided for in this Agreement or more favorable to the holders of the Subordinated Debt or the Senior Note Debt, as the case may be, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein. Without limiting the foregoing, each of MS and Holdings agree that they will not amend or modify the terms of any subordinated debt issued by them, including without limitation the junior subordinated promissory note due 2007 issued by Holdings, if such amendment or modification would shorten the due date of any payment due thereunder or increase the amount of any payment due thereunder."

     1.22 The following Schedules attached hereto are substituted for the corresponding Schedules to the Credit Agreement, and all references to such Schedules shall be deemed, until further amendment or substitution, to refer to the versions attached hereto: Schedules 1.1, 4.4, 4.5, 4.12, 5.2(d) and 5.2(i).

     1.23 Schedule 5.2(j) attached hereto is hereby added as Schedule 5.2(j) to the Credit Agreement.

ARTICLE II. REPRESENTATIONS. The Company and each Guarantor represent and warrant to the Agent and the Banks that:

     2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention of any statute, law or regulation known to it or of any terms of its Articles of Incorporation or By-laws, or of any material agreement or undertaking to which it is a party or by which it is bound.

     2.2 This Amendment is the legal, valid and binding obligation of the Company and each Guarantor enforceable against each in accordance with the terms hereof.
     2.3 After giving effect to the amendments herein contained and all transactions contemplated by the Senior Note Documents, the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4 No Event of Default or any event or condition which might become an Event of Default with notice or lapse of time, or both, exists or has occurred and is continuing on the date hereof.

     2.5 The Company has issued the Senior Notes and received the proceeds therefrom, all in conformity with the terms of the Senior Note Indenture and other Senior Note Documents delivered to the Agent.

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following conditions has been satisfied:

     3.1 This Amendment shall be signed by the Company, the Guarantors, the Banks and the Agent.

     3.2 The Company and each of the Guarantors shall deliver such certified resolutions and opinions of counsel, in form and substance satisfactory to the Agent, as may be requested by the Agent.

     3.3 The Company shall deliver to the Agent the Senior Note Documents, the Subordinated Debt Documents, all agreements relating to any preferred stock of the Company and all other agreements and documents executed in connection therewith, all of which must be in form and substance satisfactory to the Agent.

     3.4 The Company shall have executed and delivered to the Agent a fee letter mutually acceptable to the Company and the Agent.

     3.5 The Company shall provide evidence satisfactory to the Agent that all transactions contemplated pursuant to the Senior Note Documents have been c ompleted and shall have satisfied such other conditions in connection therewith and otherwise required by the Agent.

ARTICLE IV.  MISCELLANEOUS.
     4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Agent harmless for the payment of all reasonable costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.


     4.3 The Company and each Guarantor acknowledge and agree that, to the best of their knowledge, the Agent and the Banks have fully performed all of their obligations under all documents executed in connection with the Credit Agreement. The Company and each Guarantor represent and warrant that they are not aware of any claims or causes of action against the Agent or any Bank.

     4.4 Except as expressly amended hereby, the Company and each Guarantor agree that the Credit Agreement, the Notes, the Security Documents and all other documents and agreements executed by the Company in connection with the Credit Agreement in favor of the Agent or any Bank are ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     4.5 The Company represents that it is the successor by merger to Aetna Industries, Inc., a Michigan corporation ("Old Aetna"), and the Company by operation of law and also expressly by this Amendment assumes and shall be liable for all indebtedness, obligations and liabilities of Old Aetna (in each case, as amended hereby) under the Credit Agreement, the Notes, the Security Documents and all other agreements and documents executed in connection therewith as if it had originally been a party thereto, including without limitation the obligation to pay all indebtedness and the granting of all liens and security interests. Holdings acknowledges and agrees that it is becoming a Guarantor under the Credit Agreement pursuant to this Amendment and has all obligations and liabilities as a Guarantor under the Credit Agreement as amended hereby.

     4.6 The Agent acknowledges that the Company has satisfied the requirements of Section 5.1(d)(i)(C) and (D) in connection with the Recapitalization.

     4.7 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of August 13, 1996.

                                        AETNA INDUSTRIES, INC.


                                        By:   /s/ Harold Brown
                                            ---------------------------

                                        Its:   Secretary and Treasurer
                                            ---------------------------

                                        AETNA HOLDINGS, INC.


                                        By:   /s/ Ueli Spring
                                            ---------------------------

                                        Its:   President
                                            ---------------------------

                                        AETNA EXPORT SALES CORP.


                                        By:   /s/ Harold Brown
                                            ---------------------------

                                        Its:   Secretary and Treasurer
                                            ---------------------------


                                        MS ACQUISITION CORP.


                                        By:   /s/ Ueli Spring
                                            ---------------------------

                                        Its:   /s/ President
                                            ---------------------------



                                        NBD BANK, as a Bank and as Agent


                                        By:   /s/ Randy Balluff
                                            ---------------------------

                                        Its:   Senior Vice President
                                            ---------------------------